Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KEITHLEY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-0794417

(State of incorporation or organization)	(IRS Employer Identification No.)

28775 Aurora Road, Solon, Ohio	44139

(Address of principal executive offices)	(Zip Code)

Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan

(Full Title of the Plan)
Joseph P. Keithley, Chairman, President and Chief Executive Officer
Keithley Instruments, Inc.
28775 Aurora Road, Solon, Ohio 44139
(Name and address of agent for service)
(440) 248-0400
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered (1)	Registered (2)	Share (3)	Price (3)	Registration Fee
Common Shares, without par value	500,000 shares	$11.84	$5,920,000	$633.44

1.	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plans described herein.
2.	This Registration Statement shall also cover any additional Common Shares which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of considerations which results in an increase in the number of the outstanding Common Share of Keithley Instruments, Inc.
3.	Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee, based on the average of the high and low reported sale prices on June 14, 2006, of the Registrant’s Common Shares as reported on the New York Stock Exchange.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:
a)	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

b)	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since September 30, 2005;

c)	The description of the Company’s Common Shares contained in Item 11 of the Registrant’s Form 10 Registration Statement (No. 0-13648) as declared effective on July 31, 1985, relating to the registration of the Registrant’s Common Shares under Section 12(g) of the Exchange Act; and

d)	All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all of the Common Shares offered pursuant to this Registration Statement have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated by reference herein as set forth above shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
     You may request a copy of these filings at no cost by writing to the following address: Keithley Instruments, Inc., 28775 Aurora Road, Solon, Ohio 44139, or by calling us at 440-248-0400.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Section 1701.13(E) of the Ohio Revised Code permits a corporation to indemnify or agree to indemnify officers and directors against certain liabilities. Pursuant to Section 1701.13(E) and subject to certain limitations contained therein, Article V of the Company’s Code of Regulations provides that the Company will indemnify any director or officer or any former director or officer of the Company against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such director or officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Number	Description

4.1	Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan, as amended.

5.1	Opinion of Baker & Hostetler LLP as to legality of the Common Shares being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Hostetler (included in Opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page hereto)
Item 9. UNDERTAKINGS.
a) The undersigned Registrant hereby undertakes:
1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on this 15 day of June, 2006.

KEITHLEY INSTRUMENTS, INC. (Registrant)

By	/s/ Joseph P. Keithley

Joseph P. Keithley Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Joseph P. Keithley and Mark J. Plush, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities indicated on the 15 day of June, 2006.

Signature	Title

/s/ Joseph P. Keithley Joseph P. Keithley	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Mark J. Plush Mark J. Plush	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Brian R. Bachman Brian R. Bachman	Director

/s/ James T. Bartlett James T. Bartlett	Director

Signature	Title

/s/ James B. Griswold James B. Griswold	Director

/s/ Leon J. Hendrix, Jr. Leon J. Hendrix, Jr.	Director

/s/ Brian J. Jackman Brian J. Jackman	Director

/s/ N. Mohan Reddy N. Mohan Reddy	Director

/s/ Thomas A. Saponas Thomas A. Saponas	Director

/s/ Barbara V. Scherer Barbara V. Scherer	Director

/s/ R. Elton White R. Elton White	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Keithley Instruments, Inc. 2005 Employee Stock Purchase and Dividend Reinvestment Plan, as amended

5.1	Opinion of Baker & Hostetler as to legality of the Common Shares being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Baker & Hostetler (included in Exhibit 5.1)

24.1	Power of Attorney (contained on the signature page hereof).